Exhibit 21.1

List of Significant Subsidiaries and Variable Interest Entities

Subsidiaries	Place of Incorporation
NIO USA, Inc.	United States
XPT Inc.	United States
NIO NEXTEV (UK) LTD	United Kingdom
NIO GmbH	Germany
NIO Nextev Limited	Hong Kong
XPT Limited	Hong Kong
NIO User Enterprise Limited	Hong Kong
NIO Power Express Limited	Hong Kong
XPT Technology Limited	Hong Kong
NIO SPORT LIMITED	Hong Kong
NIO Co., Ltd.	People’s Republic of China
Shanghai NIO New Energy Automobile Co., Ltd.	People’s Republic of China
Shanghai NIO Sales and Services Co., Ltd.	People’s Republic of China
Jiangsu Weiran Investment Co., Ltd.	People’s Republic of China
Shanghai XPT Technology Limited	People’s Republic of China
NIO Energy Investment (Hubei) Co., Ltd.	People’s Republic of China
Shanghai NIO Energy Technology Co., Ltd.	People’s Republic of China
Wuhan NIO Energy Co., Ltd.	People’s Republic of China
XPT (Nanjing) E-Powertrain Technology Co., Ltd.	People’s Republic of China
XPT (Nanjing) Energy Storage System Co., Ltd.	People’s Republic of China
XTRONICS (Nanjing) Automotive Intelligent Technologies Co., Ltd.	People’s Republic of China
NIO Technology Co., Ltd.	People’s Republic of China

Variable Interest Entity	Place of Incorporation
Beijing NIO Network Technology Co., Ltd.	People’s Republic of China
Shanghai Anbin Technology Co., Ltd.	People’s Republic of China